[SCREAMINGMEDIA LOGO]
                            CONTENT LICENSE AGREEMENT
                            -------------------------

This Licensee and the Schedules annexed hereto ("Agreement") is made this day of February 13, 2001 ("Effective Date") between ScreamingMedia(TM) ("Company" or "we") and Nettaxi.com ("Client" or "you"). We grant to you a limited, non-exclusive license to use certain ScreamingMedia products and services as set forth herein, including, but not limited to, customized news, photographs, video images and information (hereinafter collectively referred to as our "technology"). This license authorizes delivery of the Content to a single domain/web site wherein you may display and make the Content accessible to end users within your system for the purpose and in the manner set forth herein. You may order additional Content or products for your system from time to time through a supplemental purchase agreement that will reference this Agreement.

OUR OBLIGATIONS. We will use commercially reasonable efforts to fulfill each of our obligations set forth in this Agreement. We warrant that ScreamingMedia maintains and will continue to maintain the necessary licenses, rights and powers to fulfill each of our obligations under this Agreement. For the term of this Agreement, we grant to you a limited, non-exclusive and non-transferable except as otherwise provided herein) license to use ScreamingMedia's technology in order to receive, format and display the Content for the purposes and in the manner set forth herein. In the unlikely event of an interruption to the Content service, we will correct such interruption within a single business day of receiving notification from you of any such interruption, unless such interruption is cause by a force majeure as set forth herein. In addition, we will defend you, indemnify you and hold you harmless from and against any and all third-party claims or actions for copyright infringement, violation of any other intellectual property laws or any other actions arising out of the licenses granted herein or arising out of your use of our technology or the Content for the purposes and in the manner set forth herein. The foregoing indemnity shall not be applicable for any claim or action that arises from your negligence or violation of this Agreement.

YOUR OBLIGATIONS. You will use commercially reasonable efforts to fulfill each of your obligations set forth in this Agreement. You agree to sign and return this Agreement with the applicable Schedules completed, within three (3) days after the Effective Date. You will promptly notify us of any material error that you detect in the Content and promptly implement corrections that we provide to you. If your receipt of Content is delayed due to your actions, you remain responsible for payments. You agree to keep confidential your user name and password, to be responsible for all activity on your account and to prevent all unauthorized use on your account.

TERM AND TERMINATION. The term of this Agreement shall commence on the Effective Date and extend for twelve (12) months from the Billing Date as set forth in the Billing Schedule ("Initial Term"). This Agreement shall automatically renew for subsequent terms of twelve (12) months with a ten percent (10%) price increase, unless we receive your written notice of termination at least thirty (30) days prior to the end of the then current term. If you terminate this Agreement as set forth herein, all unpaid fees for the then current term must be paid on the cancellation date.

OWNERSHIP AND COPYRIGHT. You understand that our third-party content providers ("Content Providers") own the Content and license it to us for distribution to you. You understand that we own our technology, Copyright law, trademark law and other intellectual property rights protect the Content and our technology. You may only display the Content to which you have subscribed, in the exact form in which it is received (reasonable formatting changes are permitted). You must always maintain the editorial integrity of the Content. You agree not to display the Content in combination with information or images that would cause the Content to become defamatory or obscene. You agree to display all copyright notices, bylines, disclaimers, restrictions or other provider information contained in the Content. You agree not to remove, conceal or eliminate any copyright, proprietary notice, credit line or date line included in the Content. You agree to use our technology and the Content only for the purpose and in the manner set forth in this Agreement. You may not edit, alter, copy, license, sell, resell, transfer, create derivative works from , make available, disassemble, reverse engineer or otherwise redistribute the Content or our technology except as permitted in this Agreement. Unless otherwise stated, you are not hereby licensed to deliver the Content to your end users via wml, pql or hdml protocol or to any wap, sms, Avant-Go channel, MP3, Palm or PDA device but it is understood that your end users may access your system via wireless device. You understand that you must be permissioned by each Content Provider to receive their Content and the Company on your behalf shall seek such permission. All photos and video images are for editorial purposes only ad not for any commercial purpose such as product endorsement. You agree to use reasonable efforts to prevent unauthorized copying or distribution of the Content or our technology. Our Content Providers retain all rights, title and interest in the Content. We retain all rights, title and interest in our technology.

USAGE. Unless otherwise specified on the Schedules annexed hereto, you may display the Content within your system for up to thirty (30) days after we deliver it to you, at which time your usage rights terminate and you shall delete the Content from your system, including Internet, extranet, intranet and/or database locations.

LIMITATION OF LIABILITY. The delivery of the Content is on an "as is" basis. The Company and our Content Providers disclaim any and all warranties, including but not limited to the implied warranties of fitness and merchantability for a particular purpose relating to this Agreement, the service, the Content or performance under this Agreement. Neither the Company nor our Content Providers shall be liable for any indirect, incidental, special or consequential damages, including lost profits, whether or not foreseeable, arising under or out of the performance of this Agreement, whether or not the Company or our Content Providers had any knowledge, actual or constructive, that such damages might be incurred, whether based on breach of warranty, contract, negligence or strict liability.

MISCELLANEOUS. Neither party shall be liable for any delay or failure to perform under this Agreement if caused buy conditions beyond its control ("force majeure") but no such even shall relieve you of your obligations to make payments to ScreamingMedia unless an interruption in service persists for a continuous 24 hour period wherein you will receive a pro rata credit for such period of interruption. This Agreement and all claims arising out of this Agreement are governed by the laws of the State of New York without regard to principles of conflicts of laws. The parties agree to submit to the jurisdiction of the United States District Court for the southern District of New York in respect of litigation arising out of this Agreement, waiving all defenses in respect of jurisdiction, forum and venue. We may use your name for publicity purposes solely in connection with this Agreement. You may not assign or transfer this Agreement without our prior written consent, which we will not unreasonably withhold. All notices under this Agreement must be made in writing and sent via first class mail, facsimile or e-mail to the address listed below.


               CATEGORIES SELECTED
               -------------------
National  News
World  News
Political  News
Legal  News
Market  and  Economy
Corporate  News
Internet
Technology
Health  News
Medical  News
Major  Sports
College and Other Sports
Lifestyles
For  and  about  Women
Entertainment  News
Celebrity  News
Curiosities

Usage.  You  may display your News!Stand Content within your system for up to 48
------
hours after we deliver it to you, at which time your usage rights terminate and you shall delete your News!Stand Content from your system, including Internet, extranet, intranet, and/or database locations. Hosted News!Stand is delivered in an automated fashion via a piece of JavaScript code provided to you. No other usage, display or archiving of News!Stand Content is permitted.


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